THIS OPTION OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH RESALE OR TRANSFER IS EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS ("LAWS"), AND THE COMPANY RECEIVES, PRIOR TO RESALE OR TRANSFER, WRITTEN REPRESENTATIONS OF THE HOLDER AND PROPOSED TRANSFEREE SATISFACTORY TO THE COMPANY REGARDING SUCH TRANSFER OR, AT THE ELECTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE PROPOSED TRANSFER OF THIS OPTION OR OF SUCH SHARES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER THE LAWS, OR THE RESALE OR TRANSFER OF THIS OPTION OR OF SUCH SHARES IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE LAWS.


VOID AFTER 5:00 P.M., NEW YORK TIME, MARCH 31, 2007

                                   PURCHASE OPTION

                  For the purchase of 100,000 shares of common stock

                                          of

                          NICOLLET PROCESS ENGINEERING, INC.

                              (a Minnesota Corporation)


    1. PURCHASE OPTION. THIS CERTIFIES THAT, for valuable consideration the receipt of which is hereby acknowledged by NICOLLET PROCESS ENGINEERING, INC. (the "Company"), Tiger Financial Group, LLC, as registered owner of this Purchase Option, is entitled, at any time or from time at or after March 31, 1997, and at or before 5:00 p.m., New York, March 31, 2007, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to one hundred thousand (100,000) shares of common stock, $0.01 par value of the Company (the "Common Stock"). This Purchase Option is initially exercisable as to (i) twenty-five thousand (25,000) shares at an exercise price of $1.25 per share;
(ii) fifty thousand (50,000) shares at an exercise price of $2.00, and (iii) twenty-five thousand (25,000) shares at an exercise price of $2.50 (collectively, the "Option Shares") (all 100,000 shares issuable upon exercise of the options may be exercised on a cashless basis in accordance with Section 2 hereof), PROVIDED, HOWEVER, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price per share and the number of shares of common stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the exercise price as adjusted pursuant to Section 6 herein.

         This Purchase Option was originally issued pursuant to a Consulting Agreement, dated as of March 21, 1997, between the Company and Tiger Financial Group, LLC, which provides for the issuance of this Purchase Option (the "Consulting Agreement"). Capitalized terms not otherwise defined herein have the meaning assigned in the Consulting Agreement.

         The holder(s) of this Purchase Option and any option issued upon the transfer or assignment of this Purchase Option are referred to hereinafter collectively as the Holder(s) of the Purchase Options or as the "Holder(s)."

    2.   EXERCISE.

         (a) PERIOD OF EXERCISABILITY. The Option will become exercisable, on a cumulative basis, with respect to the number of Option Shares at the times indicated in the following table:

              Number of Shares                   Date First Exercisable
              ----------------                   ----------------------
                  25,000                              June 30, 1997
                  25,000                            September 30, 1997
                  25,000                            December 31, 1997
                  25,000                            March 31, 1997

         The foregoing rights to exercise the Option shall be cumulative with respect to the Option Shares becoming exercisable on each such date, but in no event shall the Option be exercisable after, and the Option shall become void and expire as to all unexercised Option Shares at, 5:00 p.m. (New York, New York time) on March 31, 2007 (the "TIME OF TERMINATION").

         (b) TERMINATION OF SERVICE. In the event that the Consulting Agreement is terminated for any reason, the Option Shares that are not exercisable as of the date of the termination of the Consulting Agreement (the "Termination Date") will terminate and be of no further force and effect. Except as otherwise provided herein, the Option Shares that are exercisable as of the Termination Date will remain exercisable until the Time of Termination. Notwithstanding anything in this Agreement or the Consulting Agreement to the contrary, in the event that the Holder(s) materially breaches the terms of the Consulting Agreement or this Agreement, whether such breach occurs before or after termination of such Holder's service with the Company, the Company in its sole discretion may immediately terminate all rights of the Holder under this Agreement without notice of any kind.

         (c) EXERCISE FORM. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price in cash, by certified check or bank draft for the Common Stock being purchased. In addition, the Holder may elect to pay the full price by receiving a number of shares of Common Stock computed using the following formula:

         X = Y(A-B)
             ------
                A

    Where:

         X =  the number of shares of Common Stock to be issued to the Holder

         Y = the number of shares of Common Stock as to which this Option is being exercised.

         A =  the Fair Market Value of one share of Common Stock.

         B =  Option exercise price

         For purposes of this Section 2, "Fair Market Value" means, with respect to the Company's Common Stock, as of any date:

         (1) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market, the reported closing price of the Common Stock on such exchange or by the Nasdaq National Market as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or

         (2) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market, and the bid and asked prices therefor in the over-the-counter market are reported by Nasdaq or National Quotation Bureau, Inc. (or any comparable reported service), the mean of the closing bid and asked prices as of such date, as so reported by Nasdaq, or if not so reported thereon, as reported by National Quotation Bureau, Inc. (or such comparable reporting service); or

         (3) if the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market, and such bid and asked prices are not so reported by Nasdaq or National Quotation Bureau, Inc. (or any comparable reporting service), such price as the Company's Board of Directors determines in good faith in the exercise of its reasonable discretion.

    The Company agrees that the Option Shares so purchased will be and are deemed to be issued as of the close of business on the date on which this Option shall have been surrendered and payment made for such Option Shares as aforesaid. This Purchase Option may be exercised in whole or in part.

         (d) LEGEND. Each certificate for Common Stock purchased under this Purchase Option shall bear a legend as follows unless such Common Stock has been registered under the Securities Act of 1933, as amended (the "Securities Act") and the issuance complies with any applicable state securities laws:

         The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The securities may not be sold, assigned, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws, or the Company receives an opinion of counsel, satisfactory to the company, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable state securities laws."

    3.   TRANSFER.

         (a) TRANSFER OF PURCHASE OPTION. The registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, assign, pledge, hypothecate or otherwise transfer this Purchase Option except pursuant to an effective registration under the Securities Act and in compliance with applicable state securities laws,, or the Company receives an opinion of counsel, satisfactory to the Company, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable state securities laws. In order to make any assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. Subject to the federal and state securities laws, the Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         (b) TRANSFER OF COMMON STOCK. The shares of Common Stock underlying this Purchase Option, shall not be transferred unless (i) the Company has received the opinion of counsel, satisfactory to the Company, that such shares may be transferred pursuant to an exemption from registration under the Securities Act and in compliance with applicable state securities laws, or (ii) the transfer is made pursuant to an effective registration statement under the Securities Act in compliance with applicable state securities laws.

    4.   NEW PURCHASE OPTIONS TO BE ISSUED.

         (a) PARTIAL EXERCISE OR TRANSFER. Subject to the restrictions in Sections 2 and 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of shares of Common Stock purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

         (b) LOST CERTIFICATE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date.

    5. REGISTRATION RIGHTS. The shares of Common Stock underlying this Purchase Option have the registration rights indicated in Exhibit C to the Consulting Agreement.

    6.   ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

         (a) ADJUSTMENTS TO THE EXERCISE PRICE. The Exercise Price will be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the holder of this Purchase Option will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (b) SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         (c) MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Purchase Option providing that the holder of each Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

         (d) DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise of all Purchase Options declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holder(s) of the unexercised Purchase Options shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Purchase Options, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Purchase Options had been exercised immediately prior to such dividend or distribution.

         (e) ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction down to the nearest whole number of shares of Common Stock or other securities, properties or rights.

    7. RESERVATION AND LISTING. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options any payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

    8.   CERTAIN NOTICE REQUIREMENTS.

         (a) HOLDER'S RIGHT TO RECEIVE NOTICE. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8(b) shall occur, then, in one or more of said events, the Company shall give written notice of such event at least ten days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         (b) EVENTS REQUIRING NOTICE. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into to exchangeable for shares of capital stock of the company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         (c) NOTICE OF CHANGE IN EXERCISE PRICE. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Financial Officer.

         (d) TRANSMITTAL OF NOTICES. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, faxed or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the
    Holders: Nicollet Process Engineering, Inc. 420 North Fifth Street, Ford Centre, Suite 1040, Minneapolis, Minnesota 55401.

    9.   MISCELLANEOUS.

         (a) AMENDMENTS. Any amendment or modification of this Purchase Option shall require the written consent signed by the party against whom enforcement of the modification or amendment is sought.

         (b) HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         (c) ENTIRE AGREEMENT. This Purchase Option, together with the Consulting Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         (d) BINDING EFFECT. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         (e) GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof or the actual domiciles of the parties. The Company and the Holder hereby agree that any action, proceeding or claim against either of them arising out of, or relating in any way to this Purchase Option shall be brought and enforced in any of the courts of the State of Delaware, and irrevocably submits to such jurisdiction. The Company and the Holder hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid addressed to it at the address set forth in Section 8 hereof.

         (f) WAIVER, ETC. The failure of the Company or the Holder at any time to enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         (g) ABSOLUTE OWNER. The Company may deem and treat the registered holder of this Purchase Option as the absolute owner of this Purchase Option (notwithstanding any notations of ownership or writing hereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

    IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the 31st day of March, 1997.

                                       NICOLLET PROCESS ENGINEERING, INC.


                                       By: /s/ Robert A. Pitner
                                          -------------------------------------
                                               Name:  Robert A. Pitner
                                               Title: President and Chief
                                                        Executive Officer

Form to be used to exercise Purchase Option:



NICOLLET PROCESS ENGINEERING, INC.


Dated:
      ----------------------------


    The undersigned hereby elects irrevocably to exercise the Purchase Option and to purchase __________ shares of Common Stock of NICOLLET PROCESS ENGINEERING INC. and hereby makes payment of $__________ (at the rate of $____________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares of Common Stock as to which this Purchase Option is exercised in accordance with the instructions given below.

Name:
       ---------------------------------------------

Address:
          -------------------------------------------


         -------------------------------------------

Social Security Number:
                         ------------------------------

If such number of shares of Common Stock will not be all the shares of Common Stock purchasable hereunder, that a new Purchase Option for the balance remaining of the shares of Common Stock purchasable under this Purchase Option be registered in the name of, and delivered to, the undersigned at the address stated above.


                                       ----------------------------------------
                                       Signature


                                       ----------------------------------------
                                       Signature Guaranteed


                                       Note: The signature must conform in all respects to the name of the holder as written on the face of this Purchase Option without alteration, enlargement or any change whatsoever.

Form to be used to assign Purchase Option:


                                      ASSIGNMENT
                                      __________

     (To be executed by the registered Holder to effect a transfer of the
                                    Purchase Option):

    FOR VALUE RECEIVED, _________________________________ does hereby sell, assign and transfer unto ____________________________ the right to purchase ___________________ shares of NICOLLET PROCESS ENGINEERING, INC. ("Company") common stock evidenced by the Purchase Option and does hereby authorize and appoints ______________ to transfer such right on the books of the Company with the full substitution in the premises.

Dated:
      ----------------------------


                                       ----------------------------------------
                                       Signature



                                       ----------------------------------------
                                       Signature Guaranteed


                                       NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Option in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.